Exhibit 5.1

[POWELL, GOLDSTEIN, FRAZER & MURPHY LLP LETTERHEAD]

July 26, 2004

Omega Healthcare Investors, Inc.
9690 Deereco Road
Suite 100
Timonium, Maryland 21093

  Re:
  Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Omega Healthcare Investors, Inc., a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of $345,257,199 aggregate offering price of securities of the Company consisting of (i) debt securities (the "Debt Securities"); (ii) shares of preferred stock, $1.00 par value per share (the "Preferred Stock"); (iii) shares of common stock, $0.10 par value per share (the "Common Stock"); and (iv) warrants to purchase Debt Securities (the "Debt Securities Warrants"), warrants to purchase Preferred Stock (the "Preferred Stock Warrants") and warrants to purchase Common Stock (the "Common Stock Warrants"). The Debt Securities Warrants, the Preferred Stock Warrants and the Common Stock Warrants are referred to herein as the "Securities Warrants." The Debt Securities, the Preferred Stock, the Common Stock and the Securities Warrants are referred to herein as the "Securities".

        The Securities registered pursuant to the Registration Statement may be offered and sold by the Company from time to time pursuant to Rule 415 under the Securities Act as set forth in the base prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus or term sheets that may be filed under the Securities Act. Pursuant to Rule 429 under the Securities Act, the Registration Statement also shall act, upon effectiveness, as a Post-Effective Amendment to the Company's Registration Statement on Form S-3 filed with the Commission on December 23, 1998 (Reg. No. 333-69675) pursuant to which the Company registered $300,000,000 aggregate offering price of securities, $154,742,801 of which remain unissued and unsold as of the date hereof, and the Prospectus also covers such additional securities.

        In this capacity, we have examined and relied upon the Registration Statement in the form proposed to be filed with the Commission and originals or copies of such corporate records, documents, agreements or other instruments of the Company, such certificates and records of public officials, and such other documents, as we have deemed necessary or appropriate in connection herewith. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind) we have relied entirely upon certificates of officers of the Company, and have assumed, without independent inquiry, the accuracy of those certificates. We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any applicable document.

        For purposes of this opinion letter, we have also assumed that:

            (i)  the issuance, sale, amount, and terms of the Securities to be offered from time to time will be duly authorized and established by proper action of the Board of Directors of the Company, and in accordance with the Articles of Incorporation of the Company, as amended from time to time, the By-laws of the Company, as amended from time to time, and applicable law; and that, at the time of each such issuance and sale of Securities, the Company will continue to be a validly existing corporation under the laws of the State of Maryland with the requisite corporate power and authority to issue and sell all such Securities at such time and will have received any required approvals of any governmental authority or agency in connection therewith; and that the issuance of Securities to be offered from time to time, and the issuance of Preferred Stock and/or Common Stock upon conversion, exercise or exchange of any such Securities, will not violate the provisions of Section 4 of the Articles of Incorporation of the Company, as amended from time to time, relating to restrictions on beneficial ownership and transfer of shares of stock of the Company;

           (ii)  any Debt Securities will be issued pursuant to an indenture (each, an "Indenture"), entered into by the Company and a duly qualified trustee (each, a "Trustee"), substantially in the form of indenture filed as Exhibit 4.1 to the Registration Statement; and, that, at the time any Debt Securities are so issued, the related Indenture will have been duly executed and delivered by, and will constitute a valid, binding, enforceable agreement of, the Company and the applicable Trustee party thereto; and that the certificates representing such Debt Securities will be in the form of Debt Security certificate contained in or approved in accordance with such Indenture and otherwise will conform in all respects to the requirements of applicable law; and that the certificates representing such Debt Securities will have been duly executed, issued and delivered on the part of the Company, and authenticated by the Trustee pursuant to the Indenture; and that the number of shares of Preferred Stock and/or Common Stock issuable upon the conversion or exchange of any Debt Securities issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Preferred Stock and/or Common Stock, as applicable, under the Articles of Incorporation, as the same may have been amended, less that number of shares of Preferred Stock and/or Common Stock that will have been issued and are outstanding, or are reserved for issuance for other purposes, at such time; and that such Debt Securities will be issued for consideration duly established by the Board of Directors the value of which, in the case of Debt Securities convertible into or exchangeable for shares of Preferred Stock and/or Common Stock, will not be less than the par value of the shares of Preferred Stock and/or Common Stock, as appropriate, issuable upon conversion or exchange;

          (iii)  any shares of Preferred Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the Articles of Incorporation of the Company, as the same may have been amended, less the number of shares of Preferred Stock that will have been issued and are outstanding, or are reserved for issuance for other purposes, at such time, will be issued pursuant to the Articles of Incorporation of the Company and Articles Supplementary the terms of which will be in compliance with the Maryland General Corporation Law, and will be duly authorized by the Board of Directors of the Company or a properly authorized committee thereof and duly executed on behalf of the Company and filed with the Department of Assessments and Taxation of the State of Maryland, and will be issued for consideration duly established by the Board of Directors the value of which will not be less than the par value of the Preferred Stock and, in the case of Preferred Stock convertible into or exchangeable for Common Stock, the par value of the Common Stock issuable upon conversion or exchange; and that the form of stock certificates representing the Preferred Stock will conform in all respects to the applicable requirements of Maryland law and will have been duly executed, issued and delivered on the part of the Company, and countersigned by the Company's transfer agent;

          (iv)  any shares of Common Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Common Stock under the Articles of Incorporation of the Company, as the same may have been amended, less the number of shares of Common Stock that will have been issued and are outstanding, or are reserved for issuance for other purposes, at such time, and will be issued for consideration duly established by the Board of Directors, the value of which will not be less than the par value thereof; and that the form of stock certificates representing the Common Stock will conform in all respects to the applicable requirements of Maryland law and will have been duly executed, issued and delivered on the part of the Company, and countersigned by the Company's transfer agent; and

           (v)  any Securities Warrants will be issued pursuant to a warrant agreement (each, a "Warrant Agreement") entered into by the Company and a warrant agent (each, a "Warrant Agent") and containing the terms summarized in the Registration Statement and governed by and construed in accordance with the internal laws of the State of New York, except to the extent certain matters may be governed as a matter of law by the corporate laws of the State of Maryland; and that, at the time any Securities Warrants are so issued, the related Warrant Agreement will have been duly executed and delivered by, and will constitute a valid, binding, enforceable agreement of the Company and the applicable Warrant Agent party thereto; and that the certificates representing such Securities Warrants will be in the form of Securities Warrant certificate contained in or approved in accordance with such Warrant Agreement and otherwise will conform in all respects to the requirements of applicable law; and that the certificates representing such Securities Warrants will have been duly executed, issued and delivered on the part of the Company, and countersigned by the Warrant Agent pursuant to the Warrant Agreement; and that the number of shares of Preferred Stock and/or Common Stock issuable upon the exercise of any Securities Warrants issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Preferred Stock and/or Common Stock, as applicable, under the Articles of Incorporation, as the same may have been amended, less that number of shares of Preferred Stock and/or Common Stock that will have been issued and are outstanding, or are reserved for issuance for other purposes, at such time; and that such Securities Warrants will be issued for consideration duly established by the Board of Directors the value of which, in the case of Securities Warranties exercisable for shares of Preferred Stock and/or Common Stock, will not be less than the par value of such Preferred Stock and/or Common Stock, as appropriate, issuable upon exercise.

        This opinion is limited to (i) the Maryland General Corporation Law, and (ii) solely with respect to the Debt Securities and the Securities Warrants, the internal, substantive laws of the State of New York as applied by courts located in New York without regard to choice of law and we do not express any opinions herein covering any other law. While our Firm does not maintain an office or an active practice in the State of New York, members of our Firm are admitted to the Bar of the State of New York, and have reviewed this opinion letter and, to the extent the opinions expressed herein relate to the laws of the State of New York law, we advise you that we have, with your permission, considered only those laws of the State of New York which are typically applicable to debt securities and securities warrants similar to the Debt Securities and the Securities Warrants, and we express no opinion with respect to any other laws of the State of New York. Except as otherwise indicated herein, we have not undertaken any independent investigation of factual matters.

        To the extent that the obligations of the Company under any Debt Securities may be dependent upon such matters, we assume for purposes of this opinion that the Trustee under any Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction or organization; that the Trustee is duly qualified to engage in the activities contemplated by such Indenture; that such Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

        Based upon and subject to the foregoing and the other qualifications set forth herein, it is our opinion that, as of the date hereof:

  1.
  The Debt Securities registered under the Registration Statement, when duly authorized, executed, authenticated and delivered against full payment therefor in accordance with the terms of the Indenture and as described in the Registration Statement, will constitute binding obligations of the Company subject to any limitations imposed by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws affecting creditors' rights generally, and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

  2.
  The shares of Preferred Stock registered under the Registration Statement, when duly authorized and issued against full payment therefor and as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

  3.
  The shares of Common Stock registered under the Registration Statement, when duly authorized and issued against full payment therefor and as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

  4.
  The Securities Warrants registered under the Registration Statement, when duly authorized, executed, countersigned and delivered against full payment therefor in accordance with the terms of the Warrant Agreement and as described in the Registration Statement, will constitute binding obligations of the Company subject to any limitations imposed by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other similar laws affecting creditors' rights generally, and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

        This opinion letter is given as of the date hereof, and we express no opinion as to the effect of subsequent events or changes in law occurring or becoming effective after the date hereof. We assume no obligation to update this opinion letter or otherwise advise you with respect to any facts or circumstances or changes in law that may hereafter occur or come to our attention.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are an "expert" within the meaning of Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                  Very truly yours,

                  /s/ Powell, Goldstein, Frazer & Murphy LLP

                  POWELL, GOLDSTEIN, FRAZER & MURPHY LLP